Exhibit 10.29

SECOND SUPPLEMENTAL INDENTURE

          SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated effective as of April 3, 2006, among Frontier Airlines, Inc., a Colorado corporation (“Frontier”), a wholly-owned subsidiary of Frontier Airlines Holdings, Inc., a Delaware corporation (“Parent”), Parent and U.S. Bank National Association, a nationally chartered banking association, as trustee under the indenture referred to below (the “Trustee”).

WITNESSETH:

          WHEREAS Frontier has heretofore executed and delivered to the Trustee a Base Indenture dated as of December 7, 2005, and a First Supplemental Indenture dated as of December 7, 2005 (collectively, the “Indenture”; capitalized terms used but not defined herein having the meanings assigned thereto in the Indenture), providing for the issuance by Frontier of its 5% Convertible Debentures Due 2025;

          WHEREAS the Indenture requires that, as a condition to any Parent Holding Company Transaction, (1) Parent enter into a supplemental indenture to assume all the obligations of Frontier under the Indenture and (2) Frontier fully and unconditionally guarantee all the obligations of Parent under the Indenture;

          WHEREAS the Indenture permits Frontier to execute and deliver to the Trustee a supplemental indenture pursuant to which Frontier shall unconditionally guarantee all the Company’s obligations under the Debt Securities pursuant to a Guarantee on the terms and conditions set forth herein;

          WHEREAS the Guarantee contained in this Second Supplemental Indenture shall constitute a “Guarantee” and Frontier shall constitute a “Guarantor” for all purposes of the Indenture; and

          WHEREAS pursuant to Section 901(1) and (11) of the Indenture, the Trustee, Parent and Frontier are authorized to execute and deliver this Second Supplemental Indenture;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Parent, Frontier and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Debt Securities as follows:

          1.          Parent Substituted. Parent hereby agrees to succeed to and be substituted for the Company under the Indenture with the same effect as if Parent had been named as the Company in the Indenture, and on and from the date of this Second Supplemental Indenture, Parent shall succeed to, and be substituted for, and may exercise every right and power under the Indenture with the same effect as if Parent had been named as the Company therein.

          2.          Agreement to Guaranty. Frontier hereby agrees to unconditionally guarantee the Company’s obligations under the Debt Securities on the terms and subject to the conditions set forth in Article 16 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Debt Securities.

          3.          Successors and Assigns. This Second Supplemental Indenture shall be binding upon Parent and Frontier and their respective successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Debt Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Second Supplemental Indenture and the Indenture.

          4.          No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Second Supplemental Indenture, the Indenture or the Debt Securities shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein and therein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Second Supplemental Indenture, the Indenture or the Debt Securities at law, in equity, by statute or otherwise.

          5.          Opinion of Counsel. Concurrently with the execution and delivery of this Second Supplemental Indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (1) all conditions to a Parent Holding Company Transaction set forth in Section 8.03 of the Indenture have been satisfied; (2) this Second Supplemental Indenture has been duly authorized, executed and delivered by each of Parent and Frontier; and (3) (A) each of the Indenture and any outstanding Debentures is a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, in substantially the form of, and subject to substantially the same limitations and qualifications as set forth in, the Opinion of Counsel dated as of December 7, 2005 delivered to the Trustee in connection with the execution and delivery of the First Supplemental Indenture and (B) the Guarantee of Frontier is a legal, valid and binding obligation of Frontier, enforceable against Frontier in accordance with its terms, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to principles of equity, whether considered in a proceeding at law or in equity, and such other reasonable and customary limitations and qualifications.

          6.          Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Debt Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          7.          Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          8.          Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          9.          Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

[Signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

FRONTIER AIRLINES, INC.

By:

Paul H. Tate
Senior Vice President and
Chief Financial Officer

FRONTIER AIRLINES HOLDINGS, INC.

By:

Paul H. Tate
Senior Vice President and
Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Name:
Title: